UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02 Results of Operations and Financial Condition.
On May 13, 2024, Mitek Systems, Inc. (the “Company”, “we”, “us” and “our”) issued a press release announcing the Company’s financial results for the second fiscal quarter ended March 31, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2024, the Board of Directors of the Company (the “Board”) notified Scipio “Max” Carnecchia that his employment as the Company’s Chief Executive Officer would terminate as of May 31, 2024. The Company thanks Mr. Carnecchia for his contributions and many years of service as a trusted and valuable business leader and partner to the Company and its employees. At the request of the Board, Mr. Carnecchia will remain a member of the Board and be available to assist with the CEO transition process. Mr. Carnecchia will be entitled to the severance payments set forth under the applicable provisions of his executive employment agreement in connection with such termination.
Scott Carter, a member of the Board, has been appointed as Interim Chief Executive Officer, effective as of June 1, 2024. Upon commencement of his employment, Mr. Carter will also serve as the Principal Executive Officer of the Company.
Scott Carter, age 54, has served as a director since March 2022, as the Company’s Executive Chair from January 2023 through December 1, 2023. From September 2014 to July 2018 he served as the Chief Executive Officer and previously Chief Operating Officer of ID Analytics, now LexisNexis, a provider of risk management solutions offering credit risk, consumer protection, risk identification, fraud detection, payment, and theft protection services. From May 2019 until December 2020, Mr. Carter served as the Chief Operating Officer and Advisor of Brain Corp, an artificial intelligence company which creates transformative core technology for the robotics industry. Mr. Carter previously served as our Chief Marketing Officer from July 2013 until September 2014. From January 2005 to June 2013, Mr. Carter served as Senior Vice President with Experian Decision Analytics, a consumer credit reporting company which sells decision analytic and marketing assistance to businesses. Mr. Carter is a member of the boards of directors of: Guardinex, Inc., and LendingUSA. Mr. Carter has also advised various private equity firms on prospective acquisitions of SaaS, FinTech and data and AI enabled companies. Mr. Carter also served as the Chairman of the Board of Ubiq Security, Inc. from July of 2018 through June of 2019. Mr. Carter earned a Bachelor of Arts from the University of Delaware and a Masters in Business Administration from the University of Delaware, Lerner College of Business. In addition he has completed further executive education at the Kellogg School at Northwestern University and holds a Directorship Certification from NACD. Mr. Carter is a seasoned executive with a diverse range of experiences as a technology business leader, advisor and board member. Having held C-level positions for leading solution providers and previously in client-side industry roles, Mr. Carter has a uniquely 360-degree view and has a consistent track record of accelerating growth for organizations, utilizing client and market insight to inform strategy, corporate development product, technology, sales and marketing activities.
As compensation for his service as the Company’s Interim CEO, Mr. Carter will be paid a fee of $85,000 per month. Mr. Carter will also be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements.
In connection with Mr. Carter’s appointment, the Company expects that it will make certain equity grants to Mr. Carter in amounts to be determined by the Board. The Company will file an amendment to this Current Report on Form 8-K containing information regarding any such equity grants within four business days after such information is determined or becomes available.
In light of his appointment as Interim Chief Executive Officer, Mr. Carter will not be considered an independent director and will not receive any separate compensation that he previously received as a non-employee director of the Board. Mr. Carter’s outstanding equity awards will continue to vest and remain exercisable in accordance with their respective terms.
There are no arrangements or understandings between Mr. Carter, on the one hand, and any other persons, on the other hand, pursuant to which he was selected as the Company’s Interim Chief Executive Officer. Additionally, Mr. Carter has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.
In connection with the appointment of Scott Carter as Interim Chief Executive Officer, Kim Stevenson has been appointed as the Lead Independent Director effective as of June 1, 2024. In her role as Lead Independent Director, Ms. Stevenson will receive an additional $15,000 annual retainer. There are no arrangements or understandings between Ms. Stevenson, on the one hand, and any other persons, on the other hand, pursuant to which she was selected as the Company’s Lead Independent Director. Ms. Stevenson has

no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment.
On May 13, 2024, the Company also issued a press release announcing the termination of Mr. Carnecchia and appointment of Mr. Carter as its Interim Chief Executive Officer. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
On May 13, 2024, the Company issued a press release announcing that the Board authorized a share repurchase program for up to $50 million of the Company’s common stock, par value $0.001 (“Common Stock”). The share repurchase program is effective as of May 16, 2024 and will expire on May 16, 2026. The timing, price and actual number of shares of Common Stock repurchased will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. The repurchases may be made from time (i) through open market purchases, block trades, privately negotiated transactions, one or more trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act or any combination of the foregoing, in each case in accordance with applicable laws, rules and regulations or (ii) in such other manner as will comply with the provisions of the Exchange Act. The share repurchase program does not require the Company to repurchase shares of its Common Stock and it may be discontinued, suspended or amended at any time. A copy of the Company’s press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release (regarding earnings) issued by Mitek Systems, Inc. on May 13, 2024
99.2	Press Release (regarding CEO departure) issued by Mitek Systems, Inc. on May 13, 2024
99.3	Press Release (regarding share repurchase program) issued by Mitek Systems, Inc. on May 13, 2024
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

May 13, 2024	By:	/s/ Dave Lyle
Dave Lyle
Chief Financial Officer